UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2008
Commission file number: 333-144239
Tropicana Entertainment, LLC
Tropicana Finance Corp.
CP Laughlin Realty, LLC
Columbia Properties Vicksburg, LLC
JMBS Casino LLC
(Exact name of Registrant as Specified in its Charter)

Delaware	20-5319263
Delaware	20-5654040
Delaware	20-0109621
Mississippi	38-3680199
Mississippi	01-0586282
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
740 Centre View Blvd., Crestview Hills, Kentucky 41017
(Address of Principal Executive Offices, including Zip Code)
(859) 669-1500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 19, 2008, Tropicana Entertainment, LLC (“Tropicana Entertainment” or the “Company”) issued a press release announcing that it has hired Scott C. Butera and intends to appoint him President of the Company upon receipt of required regulatory approvals. A copy of this press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     Mr. Butera is expected to lead Tropicana Entertainment’s senior management team in developing strategic initiatives to improve the company’s capital structure and operating results. Mr. Butera has extensive experience in the gaming, lodging and real estate industries, most recently serving as Chief Operating Officer of the Cosmopolitan Resort and Casino in Las Vegas, Nevada. From September 2003 to December 2005, Mr. Butera served as President, Chief Operating Officer and Executive Vice President of Trump Hotels & Casino Resorts, Inc. during which time he played an important role in developing that company’s recapitalization plan. From March 2000 to September 2003, he was an Executive Director for UBS Investment Bank, capping a fifteen year career as an investment banker focused on the gaming, lodging and leisure industries.
     Mr. Butera will be employed pursuant to an employment agreement (the “Employment Agreement”) which provides for an initial base salary of $1.1 million per annum. Although the Employment Agreement is of unspecified duration, it may be terminated by the Company under certain circumstances. During the term of the Employment Agreement, Mr. Butera has agreed to devote his full time, attention and efforts to Tropicana Entertainment’s business and not to consult with or otherwise engage, either directly or indirectly, in any other activities of a business nature on behalf of any other person or entity without Tropicana Entertainment’s prior written consent.
     Mr. Butera holds a Masters in Business Administration from New York University’s Leonard N. Stern School of Business and is a graduate of Trinity College in Hartford, Connecticut.
     The information contained in the press release is summary in nature and is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements that it makes, by press release or otherwise, from time to time. The press release contains forward-looking statements that involve uncertainties and risks. Actual results could differ materially from those described in the press release and we caution investors not to place undue reliance on the forward-looking statements contained in, or made in connection with, the press release.
     The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K, including Exhibit 99.1, that is being furnished under Item 8.01 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.
Item 9.01.     Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release, dated March 19, 2008, issued by Tropicana Entertainment.

Signature
     Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.
DATE: March 20, 2008

Tropicana Entertainment, LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer

Tropicana Finance Corp., registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer

CP Laughlin Realty, LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer

Columbia Properties Vicksburg, LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer

JMBS Casino LLC, registrant
By:	/s/ Theodore R. Mitchel
Theodore R. Mitchel
Senior Vice President; Chief Financial Officer; Treasurer

3